Exhibit 99

News Release

For Immediate Release		http://www.ball.com
Investor Contact:	Ann T. Scott	303-460-3537, ascott@ball.com
Media Contact:	Scott McCarty	303-460-2103, smccarty@ball.com

Ball Announces Settlement

BROOMFIELD, Colo., October 9, 2007—Ball Corporation [NYSE:BLL] announced today that Ball Metal Beverage Container Corp. (BMBCC) and Miller Brewing Company (Miller) had settled their dispute regarding an alleged breach of contract by BMBCC.
Under the settlement, BMBCC will continue to supply all of Miller’s beverage can and end requirements through 2015. Miller is one of BMBCC’s largest customers.
BMBCC will make a one-time payment to Miller in January 2008 of approximately $70 million to resolve various business issues between the parties, who have also agreed to make certain adjustments to the provisions of BMBCC’s supply arrangements with Miller. Further details of the settlement are confidential. The overall settlement will result in a third quarter charge to Ball of approximately $86 million (approximately $52 million after tax).
“We are pleased to have this dispute behind us and that the good faith mediation process resulted in this settlement,” said R. David Hoover, chairman, president and CEO of Ball Corporation. “We value Miller Brewing Company’s business and are proud to have been a past recipient of numerous supplier awards from Miller. We look forward to performing to the same high level that merited these awards during the remaining eight-plus years of our contract.”
Ball Corporation is a supplier of high-quality metal and plastic packaging products for beverage, food and household customers, and of aerospace and other technologies and services, primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 15,500 people worldwide and reported 2006 sales of $6.6 billion.

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Ball Corporation
10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021

Ball Corporation - 2

Third Quarter Conference Call Details
Ball Corporation will announce its third quarter 2007 earnings on Thursday, Oct. 25, 2007, before trading begins on the New York Stock Exchange. At 8:30 a.m. Mountain Time on that day (10:30 a.m. Eastern), Ball will hold its regular quarterly conference call on the company's results and performance. The North American toll-free number for the call is 800-926-7535. International callers should dial 415-226-5354. Please use the following URL for a Web cast of the live call:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115234&eventID=1656329
For those unable to listen to the live call, a taped replay will be available after the live call’s conclusion until 12:30 a.m. Eastern Time on Nov.1, 2007. To access the replay, call 800-383-0935 (North American callers) or 402-977-9140 (international callers) and use reservation number 21350553. A written transcript of the call will be posted within 48 hours of the call's conclusion to Ball's Web site at www.ball.com in the investors section under "presentations.”

Forward-Looking Statements
This release contains "forward-looking" statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99.2 in our Form 10-K, which are available at our Web site and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in consumer and customer demand and preferences; availability and cost of raw materials, including recent significant increases in resin, steel, aluminum and energy costs, and the ability to pass such increases on to customers; competitive packaging availability, pricing and substitution; changes in climate and weather; crop yields; industry productive capacity and competitive activity; failure to achieve anticipated productivity improvements or production cost reductions, including those associated with our beverage can end project; the German mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; and changes in foreign exchange rates, tax rates and activities of foreign subsidiaries. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: accounting changes; successful or unsuccessful acquisitions, joint ventures or divestitures; integration of recently acquired businesses; regulatory action or laws including tax, environmental and workplace safety; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company's defined benefit retirement plans; pension changes; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

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Ball Corporation
10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021